Exhibit 32.1

                            Certification pursuant to
                             18 U.S.C. Section 1350,
                             as adopted pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


Edward J. Geletka, President and Chief Executive Officer and L. Joseph Stella, III, Executive Vice President and Chief Financial Officer of Colonial Bankshares, Inc. (the "Company") each certify in their capacity as officers of the Company that they have reviewed this Amendment No. 1 to the Quarterly Report of the Company on Form 10-Q/A for the fiscal quarter ended March 31, 2008 and that to the best of their knowledge:

1. the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.



June 12, 2008              /s/ Edward J. Geletka
-------------              -----------------------------------------------------
Date                       Edward J. Geletka
                           President and Chief Executive Officer



June 12, 2008              /s/ L. Joseph Stella, III
-------------              -----------------------------------------------------
Date                       L. Joseph Stella, III
                           Executive Vice President and Chief Financial Officer


The purpose of this  statement  is solely to comply  with Title 18,  Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Colonial Bankshares, Inc. and will be retained by Colonial Bankshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.